Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Jefferies Group, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-84079 and 333-107014) on Form S-8, (Nos. 333-81354 and 333-107032) on Form S-3, and (Nos. 333-130325 and 333-160214) on Form S-3ASR of Jefferies Group, Inc. of our report dated February 26, 2010 (February 2, 2011 as to the effects of correcting the 2009 and 2008 consolidated financial statements described in Note 1), with respect to the consolidated statement of financial condition of Jefferies Group, Inc. and subsidiaries as of December 31, 2009, and the related consolidated statements of earnings, changes in stockholders’ equity, comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2009, which report appears in the Transition Report on Form 10-K of Jefferies Group, Inc. for the transition period from January 1, 2010 to November 30, 2010.

/s/ KPMG LLP

New York, New York
February 2, 2011